EXHIBIT 99.1
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TREY RESOURCES
5 Regent Street, Livingston, NJ 07039

    TREY RESOURCES REPORTS REVENUES IN EXCESS OF $955,000 FOR SECOND QUARTER

                SALES FOR THE FIRST SIX MONTHS TOP $1.95 MILLION

LIVINGSTON, NJ, AUGUST 8, 2005 -- Trey Resources, Inc. (OTC Bulletin Board:
TYRIA), the premier total solutions provider specializing in business software for the small- and medium-sized business market, today reported its financial results for its second quarter and six months ended June 30, 2005 in a Form 10-QSB filed with the SEC.

For the quarter ending June 30, 2005, the Company reported revenue of $955,527 as compared to $215,075 for the second quarter of 2004.

The Company reported, on a consolidated basis, a net loss of $334,203 in 2005, as compared to a net loss of $312,654 for the quarter ended June 30, 2004, primarily due to increased corporate overhead, including additional sales and marketing expenses.

For the first six months of fiscal 2005, the Company reported revenue of $1,964,941 as compared to revenue of $215,075 for the first six months of 2004. This nine-fold increase reflects the revenue from the acquisition that closed in June 2004 of our SWK Technologies subsidiary.

Net loss on a consolidated basis for the first six months of fiscal 2005 was $852,491, or $0.02 per share, versus a loss of $1,268,179, or $0.25 per share, for the same period in 2004.

Mark Meller, CEO of Trey Resources, said, "Our second quarter results were solid. Several major transactions that we had hoped to close in the second quarter were delayed, which impacted our final results, but we expect them to now close in the third and fourth quarters of 2005."

Meller continued, "All indications point to a very active second half of the year. Our sales activity and pipeline continues to grow at a rapid pace. Market acceptance of our MAPADOC EDI solution has taken hold, and our MAS 500 initiatives have resulted in several very substantial deals being quoted in the second quarter. We anticipate that some or all of these deals will close by year end. We are working on becoming a significant participant in Sarbanes-Oxley compliance. Our deal flow for potential acquisitions continues to grow. All in all, we are optimistic about the future and look forward to delivering superior financial results in the coming quarters."

About Trey Resources
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Trey Resources is involved in the acquisition and build-out of technology and software companies. The Company's growth strategy is to acquire firms in this extensive and expanding, but highly fragmented segment, as it seeks to create substantial value for shareholders. Since June 2004, Trey has acquired SWK Technologies, Inc. and Business Tech Solutions Group, Inc. For more information, contact Trey Resources CEO Mark Meller at (973) 758-9555 or by e-mail at mark.meller@swktech.com.

THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, REGARDING AMONG OTHER THINGS OUR PLANS, STRATEGIES AND PROSPECTS -- BOTH BUSINESS AND FINANCIAL. ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE OR REALIZE THESE PLANS, INTENTIONS OR EXPECTATIONS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. MANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "WILL," "MAY," "INTEND," "ESTIMATED," AND "POTENTIAL," AMONG OTHERS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS NEWS RELEASE INCLUDE MARKET CONDITIONS AND THOSE SET FORTH IN REPORTS OR DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO TREY RESOURCES, INC. OR A PERSON ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY LANGUAGE.